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EXHIBIT 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned, a director of The St. Paul Companies, Inc., a Minnesota corporation ("The St. Paul"), do hereby make, nominate and appoint John A. MacColl and Bruce A. Backberg, or either of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2001, to be filed by The St. Paul with the Securities and Exchange Commission, and any amendments thereto, and shall have the same force and effect as though I had manually signed the Form 10-K or amendments.

Dated: March 5, 2002	Signature:	H. FURLONG BALDWIN
	Name:	H. Furlong Baldwin
Dated: March 5, 2002	Signature:	CAROLYN H. BYRD
	Name:	Carolyn H. Byrd
Dated: March 5, 2002	Signature:	JOHN H. DASBURG
	Name:	John H. Dasburg
Dated: March 5, 2002	Signature:	JANET M. DOLAN
	Name:	Janet M. Dolan
Dated: March 5, 2002	Signature:	KENNETH M. DUBERSTEIN
	Name:	Kenneth M. Duberstein
Dated: March 5, 2002	Signature:	PIERSON M. GRIEVE
	Name:	Pierson M. Grieve
Dated: March 5, 2002	Signature:	THOMAS R. HODGSON
	Name:	Thomas R. Hodgson
Dated: March 5, 2002	Signature:	DAVID G. JOHN
	Name:	David G. John
Dated: March 5, 2002	Signature:	WILLIAM H. KLING
	Name:	William H. Kling
Dated: March 5, 2002	Signature:	DOUGLAS W. LEATHERDALE
	Name:	Douglas W. Leatherdale
Dated: March 5, 2002	Signature:	BRUCE K. MACLAURY
	Name:	Bruce K. MacLaury
Dated: March 5, 2002	Signature:	GLEN D. NELSON
	Name:	Glen D. Nelson
Dated: March 5, 2002	Signature:	GORDON M. SPRENGER
	Name:	Gordon M. Sprenger

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  EXHIBIT 24
POWER OF ATTORNEY